UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2022

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CHK	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	CHKEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	CHKEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	CHKEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry Into a Material Definitive Agreement.

Credit Agreement

On December 9, 2022 (the “Effective Date”), Chesapeake Energy Corporation (“Chesapeake” or the “Company”) entered into a reserve-based credit agreement (the “Credit Agreement”) with the lenders and issuing banks party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), providing for a reserve-based credit facility (the “Credit Facility”) with an initial borrowing base of $3.5 billion and aggregate commitments of $2.0 billion. The Credit Facility matures five years from the Effective Date. The Credit Facility provides for a $200.0 million sublimit of the aggregate commitments that are available for the issuance of letters of credit and for a $50.0 million sublimit of the aggregate commitments that are available for swingline loans.

Certain features of the Credit Facility depend on whether the Company has obtained zero, one or two of the following ratings: (a) with respect to S&P, a senior unsecured non-credit-enhanced long-term debt credit rating (an “Index Debt Rating”) of BBB- or higher, (b) with respect to Moody’s, an Index Debt Rating of Baa3 or higher and/or (c) with respect to Fitch, an Index Debt Rating of BBB- or higher (each of the foregoing, “Investment Grade Rating”), as described in further detail below.

Initially, the obligations under the Credit Facility are guaranteed by certain of Chesapeake’s subsidiaries (the “Guarantors”), and the Credit Facility is secured by substantially all of the assets owned by the Company and the Guarantors (subject to customary exceptions), including mortgages on not less than 85% of the total PV-9 of the borrowing base properties evaluated in the most recent reserve report. The borrowing base will be redetermined semi-annually on or around April 15 and October 15 of each year, with one interim “wildcard” redetermination available to each of the Company and the Administrative Agent, the latter at the direction of the Required Lenders (as defined in the Credit Agreement), between scheduled redeterminations. The next scheduled redetermination will be on or about April 15, 2023. The Credit Agreement contains restrictive covenants that limit Chesapeake and its subsidiaries’ ability to, among other things but subject to exceptions customary to reserve-based credit facilities: (i) incur additional indebtedness, (ii) make investments, (iii) enter into mergers; (iv) make or declare dividends; (v) repurchase or redeem certain indebtedness; (vi) enter into certain hedges; (vii) incur liens; (viii) sell assets; and (ix) engage in certain transactions with affiliates. The Credit Agreement also contains customary affirmative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements, conduct of business, maintenance of property and maintenance of insurance. The Credit Agreement requires Chesapeake to maintain compliance with the following financial ratios (“Financial Covenants”): (A) a current ratio, which is the ratio of Chesapeake’s and its restricted subsidiaries’ consolidated current assets (including unused commitments under the Credit Facility but excluding certain non-cash assets) to their consolidated current liabilities (excluding the current portion of long-term debt and certain non-cash liabilities), of not less than 1.00 to 1.00; and (B) a net leverage ratio, which is the ratio of total indebtedness (less unrestricted cash up to a specified threshold) to Consolidated EBITDAX (as defined in the Credit Agreement) for the prior four fiscal quarters, of not greater than 3.50 to 1.00.

Upon receiving an Investment Grade Rating from either S&P or Moody’s and the satisfaction of certain other conditions (including no security in favor of Chesapeake’s senior notes) (the period beginning at such time, an “Interim Investment Grade Period”), the following changes (among others) occur under the Credit Agreement: (i) the Guarantors (with certain exceptions) may be released from their guarantees, (ii) the collateral securing the Credit Facility shall be released, (iii) the Credit Facility will no longer be subject to a borrowing base and (iv) certain title and collateral-related covenants will no longer be applicable. During such period, Chesapeake will be required to maintain compliance with the existing Financial Covenants as well as a PV-9 coverage ratio of the net present value, discounted at 9% per annum, of the estimated future net revenues expected in the proved reserves to Chesapeake’s and its restricted subsidiaries’ total indebtedness of not less than 1.50 to 1.00 (“PV-9 Coverage Ratio”). If during an Interim Investment Grade Period, (A) Chesapeake receives both (I) an Index Debt Rating from Moody’s that is lower than Ba1 or Chesapeake ceases to be rated by Moody’s and (II) an Index Debt Rating from S&P that is lower than BB+ or Chesapeake ceases to be rated by S&P, (B) Chesapeake ceases to be rated by both S&P and Moody’s or (C) Chesapeake otherwise elects, the Interim Investment Grade Period will end, and the Credit Agreement will revert to its characteristics prior to the Interim Investment Grade Period, including being guaranteed by the Guarantors, being secured by collateral and being subject to a borrowing base, as well as limited to compliance with the Financial Covenants but not the PV-9 Coverage Ratio.

Upon receiving two Investment Grade Ratings from S&P, Moody’s or Fitch and the satisfaction of certain other conditions (including no security in favor of Chesapeake’s senior notes) (such period following, an “Investment Grade Period”), certain restrictive covenants fall away or become more permissive, among other changes to the Credit Agreement. During the Investment Grade Period, the Credit Agreement will contain restrictive covenants that limit Chesapeake’s ability to, among other things but subject to exceptions customary to investment grade facilities: (i) incur secured debt or have non-Guarantor subsidiaries incur indebtedness; (ii) enter into mergers; (iii) make or declare dividends when a default exists; (iv) incur liens; and (v) engage in certain transactions with affiliates. Upon the occurrence of the Investment Grade Period, the Financial Covenants and the PV-9 Coverage Ratio will no longer be effective, and Chesapeake will be required to maintain compliance with a total indebtedness to capitalization ratio not to exceed 65%.

Borrowings under the Credit Agreement may be base rate loans or term SOFR loans, at the Company’s election. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for term SOFR loans. Term SOFR loans bear interest at term SOFR plus an applicable rate ranging from (i) prior to an Interim Investment Grade Period or an Investment Grade Period, 175 to 275 basis points per annum, depending on the percentage of the commitments utilized, plus an additional 10 basis points per annum credit spread adjustment, (ii) during an Interim Investment Grade Period, 125 to 187.5 basis points per annum, depending on the Index Debt Ratings from Moody’s and S&P, plus an additional 10 basis points per annum credit spread adjustment and (iii) during an Investment Grade Period, 125 to 187.5 basis points per annum, depending on the Index Debt Ratings from Moody’s, S&P and Fitch, plus an additional 10 basis points per annum credit spread adjustment. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted term SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from (i) prior to an Interim Investment Grade Period or an Investment Grade Period, 75 to 175 basis points per annum, depending on the percentage of the commitments utilized, (ii) during an Interim Investment Grade Period, 25 to 87.5 basis points per annum, depending on the Index Debt Ratings from Moody’s and S&P, and (iii) during an Investment Grade Period, 25 to 87.5 basis points per annum, depending on the Index Debt Ratings from Moody’s, S&P and Fitch. Chesapeake also pays a commitment fee on unused commitment amounts under the Credit Facility ranging from (i) prior to an Interim Investment Grade Period or an Investment Grade Period, 37.5 to 50 basis points per annum, depending on the percentage of the commitments utilized, (ii) during an Interim Investment Grade Period, 15 to 27.5 basis points per annum, depending on the Index Debt Ratings from Moody’s and S&P, and (iii) during an Investment Grade Period, 15 to 27.5 basis points per annum, depending on the Index Debt Ratings from Moody’s, S&P and Fitch. Chesapeake may prepay any amounts borrowed prior to the maturity date without any premium or penalty other than customary breakage fees with respect to term SOFR loans. Loans prepaid may be reborrowed prior to the maturity date.

The proceeds of the Credit Facility and the letters of credit shall be used (a) to pay fees and expenses incurred in connection with the Credit Facility transaction and the refinancing of Chesapeake’s existing credit facility and (b) to finance working capital needs, and for other general corporate purposes of Chesapeake and its restricted subsidiaries, including, for the avoidance of doubt, the refinancing of Chesapeake’s existing credit facility and backstopping certain existing letters of credit.

The Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If the Company does not comply with the financial and other covenants in the Credit Agreement as in effect from time to time, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement and any outstanding unfunded commitments may be terminated.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The description of the Credit Agreement set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2022, Michael A. Wichterich informed the Board of Directors of the Company (the “Board”) his intention to resign as Executive Chairman of the Company effective as of the close of business on December 31, 2022. Mr. Wichterich will continue to serve as Chairman of the Board.

Item 7.01 Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
10.1	Credit Agreement, dated as of December 9, 2022, among Chesapeake Energy Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto.
99.1	Chesapeake Energy Corporation press release dated December 12, 2022.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ DOMENIC J. DELL’OSSO, JR.
Domenic J. Dell’Osso, Jr.
President and Chief Executive Officer
Date:  December 12, 2022

CHESAPEAKE ENERGY CORPORATION

By:	/s/ MOHIT SINGH
Mohit Singh
Executive Vice President and Chief Financial Officer
Date:  December 12, 2022